Exhibit 32.1

18 U.S.C. Section 1350 CERTIFICATIONS

Stanley Wu and LeLiang Zhang, being the Chief Executive Officer and Chief Financial Officer, respectively, of Intra-Asia Entertainment Corporation, hereby certify as of this 10th day of May, 2007, that the Form 10-QSB for the quarter ended Septemeber 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Intra-Asia Entertainment Corporation

DATE: May 10, 2007	/s/ Stanley Wu
Stanley Wu, Chief Executive Officer

DATE: May 10, 2007	/s/ LeLiang Zhang
LeLiang Zhang, Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.